Exhibit 10.2

RELEASE

THIS RELEASE is made and entered into as of the 30th day of August, 2013 by FERRARA INTERNATIONAL LOGISTICS, INC., a New Jersey corporation (“FIL”), NICHOLAS V. FERRARA (“NVF”) and JANEL WORD TRADE, LTD., a Nevada corporation (“Janel”).

Reference is made to the Sales Agency and Service Agreement (the “Agency Agreement”) dated May 19, 2008 entered into by and between FIL and Janel. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agency Agreement.

Pursuant to Section 6 of the Agency Agreement, FIL and NVF are restricted from certain actions which compete with the business of Janel. The parties desire to terminate such restrictions in accordance with the terms hereof.

NOW, THEREFORE, in consideration of and for the mutual benefit of the parties hereto, each of the undersigned docs hereby agree as follows:

1. Release. In consideration of the payment hereinafter set forth, Janel hereby releases FIL and NVF, with effect from and after the date hereof, from the performance and observance of Section 6 of the Agency Agreement.

2. Payment. In consideration for the release set forth above, NVF shall pay Janel $110,000, which shall be payable as follows:

(i)	$68,000 payable in immediately available funds concurrent with the execution hereof; and
(ii)	$42,000 pursuant to the terms of the Promissory Note attached hereto.

3. Binding Effect. This Release shall be binding upon the parties and their respective partners, directors, officers, employees, agents, heirs, executors, administrators, representatives, successors, predecessors, privies and assigns. Each of the signatories hereto affirms that it/he is authorized to execute and bind the party for whom it/he signs to the terms of this Release.

4. Execution of Agreement. This Agreement may be executed in one or more counterparts each of which constitute a duplicate original.

IN WITNESS WHEREOF, the parties hereto have caused this Release to be executed as of the day and year first above written.

JANEL WORD TRADE, LTD.

By:	/s/
James N. Jannello
Executive Vice President

FERRARA INTERNATIONAL LOGISTICS, INC.,

By:	/s/
Nicholas V. Ferrara
Managing Member

/s/
Nicholas V. Ferrara